Exhibit 32.1

The following certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and pursuant to SEC Release No. 33-8238 is being “furnished” to the SEC rather than “filed” either as part of the Report or as a separate disclosure statement, and is not to be incorporated by reference into the Report or any other filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The following certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18 or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Manouch Moshayedi, Chief Executive Officer of STEC, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Quarterly Report of the Company on Form 10-Q for the quarterly period ended June 30, 2010, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MANOUCH MOSHAYEDI
Manouch Moshayedi
Chief Executive Officer

August 3, 2010